Exhibit 77(c)


                 Matters submitted to a Vote of Security Holders

At a February 1, 2007 Special Meeting of Shareholders for ING BlackRock Large Cap Growth Portfolio, a Series of ING Investors Trust, shareholders were asked to:

1. approve a new sub-advisory agreement for the Portfolio between Directed Services, Inc. ("DSI"), the Portfolio's investment adviser, and BlackRock Investment Management, LLC ("BRIM"), under which BRIM would serve as sub-adviser to the Portfolio, with no change in the investment adviser, the portfolio management team or the overall management fee paid by the Portfolio to DSI; and

2. approve a "Manager-of-Managers" arrangement for the Portfolio to permit DSI, in its capacity as the Portfolio's investment adviser, subject to prior approval by the Board of Trustees of IIT, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares
                                                        voted
                                   Shares voted       against or      Shares       Total Shares
                       Proposal         for            withheld      abstained        Voted
                       --------         ---            --------      ---------        -----
ING BlackRock Large
Cap Growth Portfolio      1       11,533,910.506      737,365.346   637,525.660   12,908,801.512
                          2       10,919,388.771    1,205,876.985   783,535.756   12,908,801.512

At a February 1, 2007 Special Meeting of Shareholders for ING BlackRock Large Cap Growth Portfolio, a Series of ING Investors Trust, shareholders were asked to:

1. approve a new sub-advisory agreement for the Portfolio between Directed Services, Inc. ("DSI"), the Portfolio's investment adviser, and BlackRock Investment Management, LLC ("BRIM"), under which BRIM would serve as sub-adviser to the Portfolio, with no change in the investment adviser, the portfolio management team or the overall management fee paid by the Portfolio to DSI; and

2. approve a "Manager-of-Managers" arrangement for the Portfolio to permit DSI, in its capacity as the Portfolio's investment adviser, subject to prior approval by the Board of Trustees of IIT, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                        Shares
                                                        voted
                                    Shares voted      against or      Shares      Total Shares
                        Proposal         for           withheld      abstained       Voted
                        --------         ---           --------      ---------       -----
ING BlackRock Large
Cap Value Portfolio        1        7,969,793.175    301,407.738    368,630.212  8,639,831.125
                           2        7,517,428.865    664,956.892    457,445.368  8,639,831.125

At an April 12, 2007 Special Meeting of Shareholders for ING Capital Guardian Small/Mid Cap Portfolio, a series of ING Investors Trust, shareholders were asked to approve an Agreement and Plan of Reorganization by and among ING Capital Guardian Small/Mid Cap Portfolio and ING FMR Diversified Mid Cap Portfolio, providing for the reorganization of ING Capital Guardian Small/Mid Portfolio with and into ING FMR Diversified Mid Cap Portfolio.

                                                   Shares
                                                   voted
                                 Shares voted    against or       Shares      Total Shares
                     Proposal         for         withheld      abstained        Voted
                     --------         ---         --------      ---------        -----
ING Capital
Guardian Small/Mid
Cap Portfolio           1       31,102,175.159   861,467.684  1,744,872.497  33,708,515.340

At an April 24, 2007 Special Meeting of Shareholders for ING Legg Mason Partners All Cap Portfolio, a series of ING Investors Trust, shareholders were asked to approve an Agreement and Plan of Reorganization by and among ING Legg Mason Partners All Cap Portfolio and ING Janus Contrarian Portfolio, providing for the reorganization of ING Legg Mason Partners All Cap Portfolio with and into ING Janus Contrarian Portfolio.

                                                     Shares
                                                     voted
                                  Shares voted     against or       Shares      Total Shares
                     Proposal          for          withheld      abstained        Voted
                     --------          ---          --------      ---------        -----
ING Legg Mason
Partners All Cap
Portfolio               1        23,434,585.711   660,393.616   1,595,756.688  25,690,736.015